United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
December 6, 2011

Fidelity National Information Services, Inc.
(Exact name of Registrant as Specified in its Charter)

001-16427
(Commission File Number)

Georgia	37-1490331
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

601 Riverside Avenue
Jacksonville, Florida 32204
(Addresses of Principal Executive Offices)

(904) 854-5000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On December 6, 2011, Fidelity National Information Services, Inc. (the "Company") issued a press release announcing its intention to privately offer $150 million aggregate principal amount of senior notes (the “Notes”). The offerings of the Notes will be made only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in accordance with Regulation S under the Securities Act. The Notes will not be registered under the Securities Act and may not be offered or sold without registration unless pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and all applicable state laws. This report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference in this Item 8.01.

In addition, after a one-day marketing period, on December 6, 2011, the Company priced the above described offering. The $150 million aggregate principal amount of senior notes will be issued at a 7.625% per annum coupon and with a maturity date of July 15, 2017. The notes will be issued at an issue price of 105.375%. The Company expects the offering to close on December 19, 2011, subject to customary closing conditions. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated by reference in this Item 8.01.

Item 9.01.    Financial Statements And Exhibits.

(d) Exhibits.

Exhibit	Description
99.1	Press Release, dated December 6, 2011
99.2	Press Release, dated December 6, 2011

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fidelity National Information Services, Inc.
December 7, 2011	By:	/s/ Michael L. Gravelle
		Name:	Michael L. Gravelle
		Title:	Corporate Executive Vice President, Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release, dated December 6, 2011
99.2	Press Release, dated December 6, 2011